AMENDMENT

To

PARTICIPATION AGREEMENT

By and Among

PACIFIC LIFE INSURANCE COMPANY

And

GE INVESTMENTS FUNDS, INC.

And

GE INVESTMENT DISTRIBUTORS, INC.

And

GE ASSET MANAGEMENT INCORPORATED

THIS AMENDMENT, effective as of May 1, 2010, amends that certain Participation Agreement dated as of December 1, 2008 (the “Agreement”), by and among PACIFIC LIFE INSURANCE COMPANY, GE INVESTMENTS FUNDS, INC., GE INVESTMENT DISTRIBUTORS, INC. and GE ASSET MANAGEMENT INCORPORATED.

WHEREAS, the parties hereto agree that the Company intends to add variable life policies to the Agreement that will offer Class 3 Shares of the Portfolio named in Schedule 3 of the Agreement;

WHEREAS, the parties hereto desire to update Schedules 1, 2, 3, 4, 5, 6 and 7 to reflect additional variable life policies that will offer Class 3 Shares of the Portfolio named in Schedule 3 to the Agreement;

WHEREAS, the parties hereto desire to make certain other amendments to the Agreement; and

WHEREAS, any capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:

1.	Sub-paragraphs (i) and (ii) of Section 1.3 (“Purchase and Redemption Procedures”) are deleted and replaced by the following:

(i)        If the Company transmits such request to the Fund via the National Securities Clearing Corporation’s (the “NSCC”) Fund/SERV System and/or Defined Contribution Clearance & Settlement (“DCC&S”) platform, such request must be received by the Company by the close of regular trading on the NYSE (or such reasonably earlier time designated by the Company in response to a change by the NSCC in the deadline for receipt of requests via its systems) and must be transmitted by the Company to the Fund in the time and manner designated by the NSCC pursuant to Rule 22c-1 of the 1940 Act (which as of the date of execution of this Agreement is 7:00 a.m. Eastern Time on the next following Business Day); or

(ii)        For standard submissions, the parties agree that the “Right Fax” system will send the faxes automatically each evening between 9:00 p.m. and 11:00 p.m. Pacific Time. If there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV (e.g., by fax), the Company shall provide telephone notification to the Fund by 10:00 a.m. Eastern Time and shall re-transmit the request so that it is received by the Fund by 10:30 a.m. Eastern Time on the next following Business Day.

2.	Schedules 1, 2, 3, 4, 5, 6 and 7 to the Agreement are deleted in their entirety and replaced by Schedules 1, 2, 3, 4, 5, 6 and 7 attached hereto.

3.	This Amendment shall become effective on May 1, 2010.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Jose T. Miscolta
Name: Jose T. Miscolta
Title: Assistant Vice President

Attest: /s/ Audrey L. Milfs
Audrey L. Milfs, Corporate Secretary

GE INVESTMENTS FUNDS, INC.

By: /s/ Michael J. Cosgrove
Name: Michael J. Cosgrove
Title: President & CEO

GE INVESTMENT DISTRIBUTORS, INC.

By: /s/ Joseph M. Connors
Name: Joseph M. Connors
Title: President

GE ASSET MANAGEMENT INCORPORATED

By: /s/ Joseph M. Connors
Name: Joseph M. Connors
Title: Senior Vice President

Schedule 1

Registered Accounts

Name of Separate Account:	Date Established by Board of Directors:

Separate Account A of Pacific Life Insurance Company	September 7, 1994
Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company	November 30, 1989
Pacific Select Exec Separate Account of Pacific Life Insurance Company	May 12, 1998

Schedule 2

Unregistered Account

Name of Separate Account:	Date Established by Board of Directors:
Pacific COLI Separate Account	July 17, 1992
Pacific COLI Separate Account II	October 12, 1998
Pacific COLI Separate Account III	October 12, 1998
Pacific COLI Separate Account IV	July 8, 2008
Pacific COLI Separate Account V	July 8, 2008
Separate Account I	August 9, 2007

Schedule 3

Name(s) of Portfolio

GE Investments Funds, Inc.:

Total Return Fund – Class 3

Schedule 4

Registered Products

Variable Annuities:
Pacific Select Variable Annuity	Pacific One
Pacific One Select	Pacific Portfolios
Pacific Portfolios for Chase	Pacific Voyages
Pacific Value	Pacific Value Edge
Pacific Innovations	Pacific Innovations Select
Pacific Journey	Pacific Odyssey
Pacific Destinations

Variable Life:
Pacific Select Exec	Pacific Select Exec II
Pacific Select Exec III	Pacific Select Exec IV
Pacific Select Exec V	Pacific Select Accumulator
M’s Versatile Product	M’s Versatile Product VI
M’s Versatile Product - Survivorship	M’s Versatile Product VII
M’s Versatile Product - Survivorship II	M’s Versatile Product VIII
Pacific Select Estate Preserver	Pacific Select Estate Preserver II
Pacific Select Estate Preserver III	Pacific Select Estate Preserver IV
Pacific Select Estate Preserver V	Pacific Select Estate Preserver VI
Pacific Select Choice	Pacific Select Performer 500
Pacific Select Estate Maximizer

Schedule 5

Exempt Products

Not Applicable

Schedule 6

Contracts with Accredited Investors

Pacific COLI Rider	Pacific COLI
Pacific COLI II	Pacific COLI IV
Pacific COLI VI	Pacific COLI III (Qualified Investors)
Pacific COLI V (Qualified Investors)	Pacific COLI VII (Qualified Investors)
Magnastar (Qualified Investors)

Schedule 7

Accounts Excluded from the Definition of Investment Company

Name of Account:	Date of Establishment of Account:
Pacific COLI Separate Account	July 17, 1992
Pacific COLI Separate Account II	October 12, 1998
Pacific COLI Separate Account III	October 12, 1998
Pacific COLI Separate Account IV	July 8, 2008
Pacific COLI Separate Account V	July 8, 2008
Separate Account I	August 9, 2007